Exhibit 99.1

Investor Contact:	Press Contact:
Frank Gordon	Brian Beades
212.810.5858	212.810.5596

BlackRock Kelso Capital Corporation Announces the Extension of Its Amended Credit Facility,
Addition of New Lender

New York, New York, April 26, 2010 - BlackRock Kelso Capital Corporation (NASDAQ:BKCC) (“BlackRock Kelso Capital” or the “Company”) has closed on an amendment to its existing senior secured, multi-currency credit facility (the “Facility”).  The definitive agreements relating to the Facility were executed and delivered by the Administrative Agent and the Lenders party thereto on April 20, 2010. The amendment extends through December 6, 2013 certain existing lenders’ commitments totaling $300 million, consisting of $200 million of revolving loan commitments and $100 million of term loan commitments.  Subsequent to the amendment becoming effective, the Company received a binding commitment from a new lender of $50 million, subject to definitive documentation.  The addition of this revolving commitment would bring the total commitments that extend through December 2013 to $350 million.  Non-extending lender commitments of $245 million, consisting of $200 million of revolving loan commitments and $45 million of term loan commitments, mature on December 6, 2010 unless they are extended prior to that date.  Pricing for outstanding borrowings made by non-extending lenders remains at LIBOR plus 0.875% with respect to revolving loans and LIBOR plus 1.50% with respect to term loans.  The pricing for outstanding borrowings made by extending lenders and the new lender is reset to LIBOR plus an applicable spread of either 3.00% or 3.25% for revolving loans, based on a pricing grid depending on the Company’s credit rating, and LIBOR plus 3.00% for term loans.  The Facility does not contain a LIBOR floor requirement. On April 26, 2010, the effective LIBOR spread under the Credit Facility was 2.38%.  The Facility includes an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the Facility from its current level by up to an additional $300 million of revolving loan commitments and $250 million of term loan commitments.  The Company expects to approach other new lenders to solicit additional commitments to the Facility.

 “We are pleased that a significant number of our existing lenders and a new lender have shown such strong support and confidence in our investment platform and strategies.  In conjunction with our lenders, we look forward to continuing to provide our middle-market company clients with crucial operating capital, especially during these times of constrained liquidity in the marketplace,” said BlackRock Kelso Capital Chairman and Chief Executive Officer James R. Maher.

About BlackRock Kelso Capital Corporation

BlackRock Kelso Capital Corporation is a business development company formed in early 2005 by its management team, BlackRock, Inc. and principals of Kelso & Company, to provide debt and equity capital to middle-market companies.

The Company's investment objective is to generate both current income and capital appreciation through debt and equity investments.  The Company invests primarily in middle-market companies in the form of senior and junior secured and unsecured debt securities and loans, each of which may include an equity component, and by making direct preferred, common and other equity investments in such companies.

Forward-Looking Statements

This press release, and other statements that BlackRock Kelso Capital may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock Kelso Capital’s future financial or business performance, strategies or expectations.  Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock Kelso Capital cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and BlackRock Kelso Capital assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

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